Exhibit 16.1

July 31, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: China Teletech Holding, Inc.

We have read the statements made by China Teletech Holding, Inc. (the “Company”) in Item 4.01 of the Company’s Current Report on Form 8-K dated July 31, 2014, regarding Item 4.01 Change in Registrant’s Certifying Accountant. We agree with the statements made regarding our firm in such Current Report on Form 8-K.

/s/ WWC, P.C._______

WWC, P.C.

San Mateo, California